UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2020

Legg Mason, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 International Drive, Baltimore, MD 21202

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: (410) 539-0000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.10 par value	LM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

As previously announced, on February 17, 2020 Legg Mason, Inc., a Maryland corporation (the “Company”), Franklin Resources, Inc., a Delaware corporation (“Parent”), and Alpha Sub Inc., a Maryland corporation (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the acquisition of the Company by Parent.

The Merger Agreement provides that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (“Effective Time”), Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, each share of common stock, par value $0.10 per share, of the Company (collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Shares directly owned and held by Parent or Merger Sub) will be converted into the right to receive $50.00 per Share in cash, without interest (the “Merger Consideration”).

At the Effective Time, with respect to each outstanding option to purchase Shares (each, a “Company Option”), granted under any Company benefit plan (the “Company Benefit Plans”), whether vested or unvested, (i) if the exercise price of such Company Option is equal to or greater than the Merger Consideration, such Company Option will terminate and be cancelled as of immediately prior to the Effective Time, without any consideration being payable in respect thereof, and have no further force or effect and (ii) if the exercise price of such Company Option is less than the Merger Consideration, such Company Option will terminate and be cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment in the amount equal to (x) the number of Shares underlying the Company Option immediately prior to the Effective Time, multiplied by (y) the Merger Consideration minus the applicable aggregate exercise price.

Each outstanding restricted stock unit (each, a “Company RSU Award”) that was granted under the Company Benefit Plans that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, will terminate and be cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) (A) the Merger Consideration, multiplied by (B) the number of Shares subject to such Company RSU Award immediately prior to the Effective Time, plus (ii) the amount of any accrued but unpaid dividend equivalent rights

Each outstanding performance restricted stock unit (each, a “Company PSU Award”) that was granted under the Company Benefit Plans that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, will terminate and be cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) the Merger Consideration, multiplied by (ii) the target number of Shares subject to such Company PSU Award immediately prior to the Effective Time.

The parties’ obligation to consummate the Merger is subject to the satisfaction or waiver of conditions set forth in the Merger Agreement, including: (i) the adoption of the Merger Agreement by the holders of a majority of the Company’s outstanding Shares, (ii) the absence of any law or governmental order prohibiting the Merger, (iii) the expiration of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) obtaining certain foreign regulatory approvals, (v) no material adverse effect on the Company having occurred since the signing of the Merger Agreement (vi) the accuracy of the Company’s representations and warranties contained in the Merger Agreement to the standards set forth in the Merger Agreement, (vii) the Company’s performance of its covenants, obligations and agreements under the Merger Agreement in all material respects prior to the closing of the transactions contemplated under the Merger Agreement and (viii) the receipt of consent of advisory clients and funds representing Closing Revenue Run Rate (as defined in the Merger Agreement) of at least 75% of Base Date Revenue Run Rate (as defined in the Merger Agreement).

The Company has made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to the conduct of the Company’s business between the date of the signing of the Merger Agreement and the closing of the transactions contemplated under the Merger Agreement. The representations and warranties made by the Company are qualified by disclosures made in its disclosure schedules and Securities and Exchange Commission (“SEC”) filings.

The Merger Agreement also contains covenants by the Company not to participate in any discussions or negotiations with any person making any proposal for an alternative transaction, and requiring the board of directors of the Company (the “Board”) to recommend to its stockholders that they approve the transactions contemplated by the Merger Agreement, in each case subject to certain exceptions. The Board may change its recommendation in certain circumstances specified in the Merger Agreement in response to an unsolicited proposal for an alternative transaction or following an intervening event. The Company would have the right to terminate the Merger Agreement , to enter into an alternative transaction, provided that upon such termination, the Company would be required to pay Parent a termination fee equal to $115,000,000 (the “Company Termination Fee”).

The Merger Agreement also provides that if Parent terminates the Merger Agreement as a result of the Merger not being consummated on or prior to the Termination Date (as defined below) and all conditions to the consummation of the Merger have been satisfied other than the Client Consent Condition and those that by their nature are to be satisfied on the Closing (provided that those conditions were reasonably likely to be satisfied at Closing assuming that the closing date were the date of such termination), Parent will be required to pay the Company a termination fee equal to $115,000,000.

Under the Merger Agreement, each of the Company and Parent has also agreed to use reasonable best efforts to consummate the Merger, including using best efforts to obtain all required antitrust approvals.

The Merger Agreement contains certain termination rights for the Company and Parent, including the right of the Company to terminate the Merger Agreement to accept a superior proposal, subject to specified limitations, and provides that, upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent the Company Termination Fee.

In addition to the foregoing termination rights, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by February 17, 2021 (the “Termination Date”).

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

Voting Agreement

Concurrently with and as a condition to Parent’s execution of the Merger Agreement, Trian Fund Management, L.P. (collectively, “Trian”) and certain investment funds managed by Trian (collectively, “Trian Partners”) who collectively own approximately 4.5% of the Shares, entered into a voting agreement with Parent in their capacities as stockholders of the Company (the “Voting Agreement”), pursuant to which Trian Partners has, subject to certain limitations, committed to vote its Shares in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger. These voting obligations are subject to certain exceptions, including a change in recommendation by the Legg Mason Board of Directors in accordance with the terms of the Merger Agreement. Subject to the terms therein, the Voting Agreement will terminate upon the earliest to occur of (i) Parent and such stockholders agreeing to terminate the Voting Agreement, (ii) the Effective Time, (iii) the termination of the Merger Agreement in accordance with its terms, (iv) the conclusion of the Company stockholders’ meeting at which the vote in respect of approval of the Merger is taken and (v) the entry without the prior written consent of Trian Partners into any amendment or modification of the Merger Agreement which results in a reduction or change in the form or composition of the Merger Consideration, an extension of the Termination Date, the imposition of any additional material condition on the consummation of the Merger, or which is otherwise materially adverse to Trian Partners.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, on February 17, 2020, the Company’s bylaws were amended to include an exclusive forum provision. A copy of the Company’s amended bylaws is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Statements in this Form 8-K and the exhibits attached hereto and incorporated by reference herein that are not historical facts are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this Form 8-K and the exhibits attached hereto and incorporated by reference herein, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “preliminary” or other similar words are forward-looking statements.

Various forward-looking statements in this Form 8-K and the exhibits attached hereto and incorporated by reference herein relate to the acquisition by Franklin of Legg Mason, including regarding expected scale opportunities, operating efficiencies and results, growth, client and stockholder benefits, key assumptions, timing of closing of the transaction, revenue realization, cost and expense synergies, financial benefits or returns, accretion and integration costs.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Important transaction-related and other risk factors that may cause such differences include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the transaction closing conditions may not be satisfied in a timely manner or at all, including due to the failure to obtain Legg Mason stockholder approval and regulatory and client approvals; (iii) the announcement and pendency of the merger may disrupt Franklin’s and Legg Mason’s business operations (including the threatened or actual loss of employees, clients or suppliers); (iv) Franklin or Legg Mason could experience financial or other setbacks if the transaction encounters unanticipated problems; (v) anticipated benefits of the transaction, including the realization of revenue, accretion, financial benefits or returns and expense and other synergies, may not be fully realized or may take longer to realize than expected; and (vi) Franklin may be unable to successfully integrate Legg Mason’s businesses with those of Franklin or to integrate the businesses within the anticipated timeframe.

Other important factors that may affect our business or the combined business’ future operating results, include, but are not limited to: (i) volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results; (ii) the amount and mix of assets under management (“AUM”) are subject to significant fluctuations; (iii) the significant risk of asset volatility from changes in the global financial, equity, debt and commodity markets; (iv) harm to Franklin’s, or Legg Mason’s, reputation may negatively impact revenues and income; (v) Franklin may review and pursue other strategic transactions that could pose risks to our business operations; (vi) strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in their market share, revenues and income; (vii) the ability to manage and grow our business and the combined business successfully can be impeded by systems and other technological limitations; (viii) dependence on key personnel could negatively affect financial performance; (ix) the businesses are subject to extensive, complex, and frequently changing rules, regulations, policies, and legal interpretations; (x) our contractual obligations may subject us to indemnification costs and liability to third parties; (xi) any significant limitation, failure or security breach of information and cyber security infrastructure, software applications, technology or other systems that are critical to operations could disrupt the businesses and harm operations and reputation; and (xii) regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with the businesses, could adversely impact AUM, increase costs and negatively impact profitability and/or our future financial results. For a detailed discussion of other risk factors, please refer to the risks, uncertainties and factors described in Franklin’s and Legg Mason’s recent filings with the U.S. Securities and Exchange Commission (“SEC”), including, without limitation, each company’s most recent Annual Report on Form 10-K and subsequent periodic and current reports.

Any forward-looking statement made in this Form 8-K and the exhibits attached hereto and incorporated by reference herein speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Franklin and Legg Mason undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of Legg Mason by Franklin. In connection with the proposed merger, Legg Mason will file with the SEC and furnish to Legg Mason’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are or will be available free of charge through our website at www.leggmason.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of Legg Mason may be deemed “participants” in the solicitation of proxies from stockholders of Legg Mason in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Legg Mason in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about Legg Mason’s executive officers and directors in the definitive proxy statement on Schedule 14A in connection with Legg Mason’s 2019 Annual Meeting of Shareholders, filed with the SEC on June 6, 2019.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 17, 2020, by and among Franklin Resources, Inc., Legg Mason, Inc. and Alpha Sub, Inc.*

3.2	First Amendment to the Amended and Restated Bylaws of Legg Mason, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

February 18, 2020	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel